SETTLEMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 17th day of September 1996, by and between Covol Technologies, Inc., a Delaware corporation, and its predecessor in interest, Environmental Technologies Group International, Inc., a Nevada corporation, Larson Limestone Company, Inc., a Utah corporation
(collectively called "Plaintiffs"), Michael Q. Midgley, an individual, Mark Hardman, an individual, and Kenneth M. Young, an individual (collectively called "Messrs. Midgley Hardman and Young, or Consolidated Defendants"), Farrell Larson, an individual, Irene Larson, an individual (collectively called "Larsons"), and Gary Burningham dba Burningham and Company, a Financial
Consulting Firm, and Burningham Enterprises, Inc. a Utah corporation (collectively called "Burningham"). All of the foregoing Parties to this Agreement shall be referred to individually as a "Party" and collectively as "Parties."

                                                     RECITALS

     A. Plaintiffs have filed and maintain a lawsuit against the Larsons and Burningham in the Fourth Judicial District Court of Utah County, State of Utah, Case No. 950400278, entitled Environmental Technologies, Inc., Covol Technologies, and Larson Limestone Company, Inc. v. Farrell Larson, Irene
Larson, Gary Burningham individually, and dba Burningham and Company, and Burningham Enterprises, Inc. asserting a number of claims. The Larsons and
Burningham have denied the principal allegations which form the basis for Plaintiffs' claims, and the Larsons have asserted counterclaims against Plaintiffs in this lawsuit.

     B. The Larsons filed a lawsuit against a number of Plaintiffs' agents, their attorneys and their expert in the Fourth Judicial District Court of Utah County, State of Utah, Case No. 960400032, entitled Farrell Larson and Irene Larson v. Lynn G. Foster, Brett L. Foster, Foster& Foster L.C., Lynn M. Carlson, Lynn M. Carlson & Co., Michael Q. Midgley, Mark Hardman and Kenneth M. Young, asserting a number of claims. The Defendants in this case denied the principal allegations which formed the basis for the Larsons' claims, but did not assert any counterclaims in that lawsuit.

     C. The two above-referenced lawsuits were consolidated into a single case under Consolidated Case No. 950400278. These consolidated cases are hereafter referred to as the "Litigation."

     D. Lynn G. Foster, Brett L. Foster, Foster & Foster L.C., Lynn M. Carlson, and Lynn M. Carlson & Co. moved the Court for summary judgment dismissal of all claims the Larsons asserted against them. The Court has granted that motion, dismissing all claims against them. Accordingly, the only claims still pending in the Larsons' consolidated lawsuit are against the above-referenced Consolidated Defendants.

     E. Through this Agreement, the Parties desire to reach a full and final compromise, settlement, and discharge of all claims, counterclaims, and defenses which have been asserted or which could be asserted by Plaintiffs and Consolidated Defendants against the Larson or Burningham, and which have been asserted or which could be asserted by the Larsons or Burningham against Plaintiffs and Consolidated Defendants in the Litigation. This Agreement is specifically intended by the Parties to resolve and forever release any and all disputes or claims which have been, may have been, or could be asserted between the Parties prior to the date of this Agreement, without reservation.

                                                     AGREEMENT

         Based upon the foregoing, the Parties agree as follows:

     1. CONSIDERATION FOR SETTLEMENT. In full consideration for settlement and mutual release of the claims, counterclaims and defenses asserted by the Parties against one another in the Litigation and for the other obligations and covenants set forth in this Agreement, the Parties agree as follows:

                  a. RELEASE OF DEPOSITED FUNDS TO THE LARSONS. Plaintiffs and Consolidated Defendants shall and hereby do release all claims they may have to any sums deposited by Plaintiffs with the Court in the Litigation and agree to execute a stipulation and motion for the release of said deposited sums and for disbursement of such funds to the Larsons. The Parties assume and condition this Agreement on the assumption that the amount deposited with the Court is equal to
         $325,000   plus  any   interest   accrued   through  the  date  of  its
         distribution.

                  b. RELEASE OF DEPOSITED ESCROW DOCUMENTS TO PLAINTIFFS. The Larsons shall and hereby do release any claims they may have to all escrow documents deposited by David Glazier, Esq. with the Court in the Litigation and agree to execute a stipulation and motion for the release of said deposited escrow documents and for tender of such escrow documents to Plaintiffs. The Parties assume and condition this Agreement upon the assumption that the following escrow documents are on deposit with the Court:

                  (1) Original STOCK PURCHASE AGREEMENT, dated effective 30 September 1994, with schedules.

                  (2)      Original  PROMISSORY  NOTE,  dated  effective   30
                           September 1994.

                  (3)      Original LARSON LIMESTONE MINUTES.

                  (4)      Original ETGI MINUTES.

                  (5) Original TRUST DEED, dated effective 30 September 1994; recorded 26 October 1994.

                  (6) ETGI FINANCING STATEMENT, original with exhibits and carbon copy without exhibits.

                  (7) LARSON LIMESTONE FINANCING STATEMENT original with exhibits and carbon copy without exhibits.

                  (8) Original AGREEMENT FOR SALE OF BUILDING AND ASSIGNMENT OF LEASE, dated effective 30 September 1994.

                  (9) Original EMPLOYMENT AGREEMENT, dated effective 30 September 1994.

                  (10)     Original OWNERS POLICY OF TITLE INSURANCE.

                  (11) Original STOCK CERTIFICATE NO. 4, for 750 shares marked "Canceled."

                  (12)     Original STOCK CERTIFICATE NO. 9, for 2,500 shares.

                  (13) A copy of SIX MONTH PAYMENT ON LOAN AT BANK OF AMERICAN FORK in the form of $25,000 Certificate of Deposit. A copy of check with letter from Midgley to Chatfield (at Bank of American Fork) included.

                  (14)     Original WAIVER OF CLOSING CONDITIONS.

                  (15) QUIT CLAIM DEED FROM FARRELL LARSON AND GERALD LARSON TO LARSON LIMESTONE COMPANY, INC.

                  (16) Original LETTER FROM FAR WEST BANK, dated 19 October 1994, addressed to David Glazier.

                  (17) Original INDEMNITY AGREEMENT, dated 19 October 1994, between Gerald Larson and ETGI.

                  c.       RELEASE OF LIENS, LIS PENDENS, AND OTHER
         ENCUMBRANCES RELATING TO PLAINTIFFS' REAL PROPERTY. The Larsons shall and hereby do release any and all liens, lis pendens and other encumbrances which they have caused to be filed or recorded against any and all real property owned or reputed to be owned by Plaintiffs and Consolidated Defendants, or any of them. Although there may be other liens, lis pendens or other encumbrances which the Larsons have caused to be filed or recorded against Plaintiffs' real property, Plaintiffs have identified the following specific encumbrances:

                  (1) A $600,000 Trust Deed from Larson Limestone Company, Inc. in favor of Farrell Larson, effective 30 September 1994, recorded on 26 October 1994;

                  (2) A $10,000 Trust Deed issued by Larson Limestone Company, Inc. in favor of Farrell Larson, Gerald Larson, Thelma Barnes and Joanne Parker, effective October 7, 1988, recorded on March 30, 1989;

                  (3) A lis pendens filed by Farrell Larson against Larson Limestone's property recorded on 8 December 1995, entry No. 85275, book 3836, page 442; and

                  (4) A lis pendens filed by Farrell Larson against ETGI's real property recorded in the Utah County Recorder's Office on 8 December 1995 as entry No. 85276, book 3836, page 446.

         In order to fulfill the intent of this Agreement, upon the execution of this Agreement, the Larsons shall execute and tender to Plaintiffs (a) a reconveyance of all trust deeds identified above in a recordable form, attached hereto as Exhibit A; and (b) a release of all lispendens identified above, in a recordable form, attached hereto as Exhibit B. In respect to any other liens, lis pendens, or any other encumbrances subsequently discovered but not listed above, if any, the Larsons agree to execute whatever recordable instrument that may be necessary to remove said liens, lis pendens, or other encumbrances or other clouds from Plaintiffs' title to real property due to the Larsons' actions.

                  d. RELEASE OF LIENS AND ENCUMBRANCES RELATING TO PLAINTIFFS' EQUIPMENT. The Larsons shall and hereby do release any and all liens or other encumbrances which they have caused to be filed or recorded against equipment (personal property) owned or reputed to be owned by Plaintiffs and Consolidated Defendants, and any of them. Although there may be other liens or encumbrances which the Larsons have caused to be filed or recorded against Plaintiffs' equipment, Plaintiffs are aware of the following such encumbrances:

                           (1)      U.C.C.  1  filing  by  Farrell  Larson   for
                  certain equipment of ETGI, filed 26 October 1994; and

                           (2) U.C.C. 1 filing by Farrell Larson against certain
                  equipment of Larson Limestone Company, Inc. filed 26 October 1994. In order to fulfill the intent and purpose of this provision, the Larsons shall execute U.C.C. 3 Termination Statements in a recordable or fileable form, attached as Exhibit C, for all of the foregoing U.C.C. 1 statements and shall deliver those executed U.C.C. 3 Termination Statements to an agreed upon escrow agent which shall remain in escrow until all loans to which Farrell Larson has guaranteed are paid off, at which time the escrow agent shall be instructed by Plaintiffs and the Larsons to deliver said U.C.C. 3 Termination Statements to Plaintiffs . In respect to all liens and encumbrances including U.C.C. 1 filings concerning Plaintiffs' equipment which are not known but are discovered after the execution of this Agreement, if any, the Larsons agree to execute an appropriate, recordable release of said liens and encumbrances, tender them to an agreed upon escrow agent to hold them until all loans that Farrell Larson has secured are paid off, at which time the escrow agent shall be instructed who shall be instructed by Plaintiffs and the Larsons to deliver said release of liens, encumbrances, or U.C.C. 3 Termination Statements to Plaintiffs.

                  e.       REFINANCING OF BEALL TRAILERS LEASE BY BURNINGHAM.

         Burningham shall be required to refinance or payoff Zions Credit Corporation Master Finance Lease No. 6528, equipment schedule No. 1, relating to two Beall trailers, such that Larson Limestone Company, Inc. is removed as a guarantor. Prior to the execution of this Agreement, Burningham shall provide commercially reasonable evidence that Larson Limestone Company, Inc. has been removed as a guarantor on said Zions lease.

                  f. COVOL'S SALE OF LARSON LIMESTONE. The Larsons agree that Covol may sell Larson Limestone Company, Inc. to any third party without violating this Agreement, and without providing the Larsons with any new causes of action.

                  g. COVENANT NOT TO PURCHASE COVOL STOCK. Burningham and the Larsons hereby covenant and agree that they will directly or indirectly following the execution of this Agreement purchase any stock of Covol, any of its subsidiary companies, or any successors.

         4. STIPULATED DISMISSAL OF CLAIMS OR ENTRY OF JUDGMENT. Concurrently with the execution hereof, and as additional consideration for settlement, counsel for each of the Parties shall execute a Stipulation and Joint Motion to Dismiss all claims with prejudice, in the form attached hereto as Exhibit D.

         5. MUTUAL RELEASES. Each of the Parties to this Agreement hereby forever release, completely acquit and discharge each other Party, their past and present partners, predecessors and successors in interest, officers, directors, shareholders, children, employees, representatives and agents from and against any and all claims, demands, liabilities, obligations, costs, expenses, damages, actions, and causes of actions of any kind known or unknown, contingent or non-contingent, that they may have against any Party, arising prior to the date of this Agreement, whether or not arising out of the allegations set forth in the Litigation.

         6. DISCLAIMER. By executing this Agreement, the Parties do not admit any liability or wrongdoing and do not admit any allegations set forth in the Litigation, nor do they admit any violation of state or federal law. Each of the Parties acknowledge that the consideration received by them under this Agreement is in full accord and satisfaction and in full compromise of disputed claims.

         7. ATTORNEY'S FEES. The Parties hereto agree that they shall bear their own costs and attorney's fees incurred in connection with the Litigation and related proceedings. However, in the event any Party to this Agreement brings an action to enforce the terms hereof, or to enter judgment in the breach of any terms or conditions of this Agreement, the prevailing Party shall be entitled to an award of its reasonable attorney's fees and costs incurred in such an enforcement proceeding or entry and collection of judgment.

         8. TERMS TO BE HELD IN CONFIDENCE. The terms of this Agreement shall be held by the Parties in strict confidence and no Party shall be permitted to disclose these terms unless they have been served with a valid subpoena requiring such disclosure, or such disclosure is required to enforce the terms of this Agreement. Each of the Parties may, when responding to inquiry regarding the Litigation, state that a settlement has been reached by the Parties and that the terms of the settlement are satisfactory and agreeable to all Parties. However, the terms of the settlement agreement shall remain strictly confidential.

         9. ASSURANCES. Each of the Parties acknowledge that they have executed this Agreement voluntarily, after consultation with counsel of their choice, and of their own free will, without coercion or duress, intending to be legally bound hereby. The Parties further acknowledge that they have had a reasonable opportunity to review and consider the Agreement before signing it.

         10. COUNTERPART ORIGINALS. This Agreement may be executed in multiple counterpart originals and shall have the same force and effect as if all signatures appeared on the same original. For purposes of this Agreement and the documents required hereby, and executed copy shall be considered an executed original.

         11. CONSTRUCTION  OF  AGREEMENT.  This   Agreement  and  the  documents
required hereby shall be construed in accordance with the laws of the State of Utah.

         12. INTEGRATION. This Agreement constitutes the final written expression of all of the terms of the settlement of the Litigation between the Parties and is a complete and exclusive statement of those terms. Each of the Parties acknowledges that no representations or promises not expressly contained in this Agreement have been made by any Party, or by the agents or representative of any Party.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in counterpart as of the date entered in the first paragraph of this Agreement.

COVOL TECHNOLOGIES, INC.,                            ENVIRONMENTAL
a Delaware corporation                               TECHNOLOGIES GROUP
                                                     INTERNATIONAL, INC.,
                                                     a Nevada corporation


By:      /s/ Michael Q. Midgley                      By: /s/ Michael Q. Midgley
Its:     President                                   Its:  President

LARSON LIMESTONE COMPANY, INC.,
a Utah corporation


By:      /s/
Its:     President


/s/ MICHAEL Q. MIDGLEY,                             /s/ MARK HARDMAN,
    Individually                                        Individually


/s/ KENNETH M. YOUNG,
    Individually


/s/ IRENE LARSON,                                  /s/ FARRELL LARSON,
    Individually                                       Individually

GARY BURNINGHAM, Individually and
dba BURNINGHAM AND COMPANY,
a Financial Consulting Firm


By: /s/ Gary Burningham

BURNINGHAM ENTERPRISES, INC.


By:      /s/ Gary Burningham
Its:     President